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Exhibit 10.6

TENANCY AGREEMENT FOR
RESEARCH UNIT(S) AT
SINGAPORE SCIENCE PARK II

PARTIES	THIS AGREEMENT is made the day of 20
	Between BERMUDA TRUST (SINGAPORE) LIMITED, a company incorporated in Singapore with its registered office at 20 Raffles Place #13- 01/05 Ocean Towers Singapore 048620, as trustee of Ascendas Real Estate Investment Trust (hereinafter called "the Landlord") of the one part and CASCADE MICROTECH, INC. of 51 Science Park Road #04-11 The Aries Singapore Science Park II Singapore 117586 (hereinafter called "the Tenant" which expression shall where the context so admits include its successors-in-title and permitted assigns) of the other part.
	WITNESSETH as follows:
DEMISE	1.
		The Landlord hereby lets and the Tenant hereby takes ALL that portion of the fourth storey(s) of the Building known as THE ARIES (hereinafter called "the Building") within the Singapore Science Park II (hereinafter called "the Park") containing
FLOOR AREA		an approximate area of 99.83 square metres as more particularly delineated and edged red on the plan annexed hereto and indicated as #04-11 (which portion is hereinafter called "the Demised Premises") TOGETHER with all the fixtures and fittings therein installed and with the use for the Tenant his servants and visitors of the lifts and the entrances, staircases, corridors and passages and accesses to the Building for the purpose only of ingress and egress to and from the Demised Premises with or without parcels and packages TO HOLD the same UNTO the Tenant
TERM		for the term of twelve (12) months from the 12th day of December 2003 (hereinafter called "the said term") YIELDING AND PAYING therefor during the said term
RENT		the rent (hereinafter called "the said rent") of Singapore Dollars One Thousand Nine Hundred and Sixty-Four and Cents Sixty-Five Only (S$1,964.65) per month or in proportion in the case of any period less than a month calculated at a rate of Singapore Dollars Nineteen and Cents Sixty-Eight Only (S$19.68) per square metre per month to be paid, without any deductions and in advance without demand, on the 1st day of each of the calendar months of the year (i.e., the 1st days of January, February, March, etc) the first of such payments to be made on the 1st day of December 2003.
TENANT'S COVENANTS	2.	The Tenant hereby covenants with the Landlord as follows:
TO PAY RENT	(1)	To pay the said rent on the days and in the manner aforesaid by way of GIRO and in other similar manner as prescribed by the Landlord from time to time.

TO PAY SERVICE CHARGE	(2)
		To pay in addition to the said rent during the said term the sum of Singapore Dollars Three Hundred and Ninety-Nine and Cents Thirty-Two Only (S$399.32) per month calculated at the rate of Singapore Dollars Four Only (S$4.00) per square metre per month in advance on the same dates and in the same manner as for the said rent as charges (hereinafter called "the service charge") for the maintenance of the areas designated by the Landlord as common areas (hereinafter called "the common area") PROVIDED THAT if the cost of services shall increase the Landlord may revise the service charge and on serving a notice in writing to the Tenant to this effect subject always to a maximum increase of twenty per cent (20%) of the service charge payable at the commencement of the term such revised service charge shall be payable as from the date specified in the said notice.
TO PAY SECURITY DEPOSIT	(3)(i)
		To pay a security deposit equivalent to one (1) month's rent and service charge on or before the execution of this Agreement or commencement of the said term whichever is earlier, as security against breach by the Tenant of any of the terms, covenants and stipulations herein contained which cash deposit shall be maintained at this figure during the said term and shall be repayable without interest on the determination of this tenancy subject however to an appropriate deduction as damages in respect of any or all such breach or breaches.
INCREASE IN SERVICE CHARGE	(ii)
		If the service charge has been increased by the Landlord in accordance with Clause 2(2) hereof to increase the security deposit stipulated in sub-clause (i) above so that it shall at all times be equal to one (1) month's rent and service charge.

RENOVATION DEPOSIT	(4)(i)
		To pay a cash deposit (hereinafter called "the renovation deposit") subject to a minimum sum of Singapore Dollars One Thousand Only (S$l,000.00) and a maximum sum of Singapore Dollars Five Thousand Only (S$5,000.00) before the commencement of any renovation works to the Demised Premises by the Tenant including any additions or alterations to any existing renovation, as a security against any damages incurred by reason of any damage caused to the Demised Premises or any part of the Building during the course of such renovation works and for the costs and expenses incurred by the Landlord in the disposal of all debris and waste materials resulting from the Tenant's renovation works which renovation deposit shall be repayable without interest upon completion of such renovation works and a full and proper submission of copies of the relevant authorities' approvals and renovation plans to the Landlord, including the Building Layout Plan, the Electrical Plan, the Fire Protection Plan, the Air-conditioning Plan, the Plumbing and Sanitary Plan and such other plans as may be applicable. An appropriate deduction will be made for any damages caused to the Demised Premises or any part of the building during the course of such renovation works.
	(ii)
		If the renovation deposit is insufficient to cover the damages and costs and expenses incurred, the Landlord may serve upon the Tenant a notice in writing specifying the amount outstanding after such set-off of the renovation deposit and the Tenant shall pay such amount within 14 days from the date of such notice.
	(iii)	The Landlord shall have the right to forfeit the renovation deposit if the renovation plans referred to in sub-clause (i) above are not submitted within 2 months from the date of possession.
GST	(5)
		The Tenant shall pay and indemnify the Landlord against Goods and Services Tax ("GST") or any tax of a similar nature that may be substituted for it or levied in addition to it chargeable in respect of any payment to be made by the Tenant under any of the terms of or in connection with this Agreement or in respect of any payment made by the Landlord where the Tenant agrees in this Agreement to reimburse the Landlord for such payment including any GST levied on any legal costs.

TO PAY PUB BILLS	(6)
		To pay all charges and outgoings whatsoever in respect of the supply of electricity, water, gas and any water-borne sewerage system charged by the Public Utilities Board and other relevant Government and statutory bodies or authorities used by the Tenant at the Demised Premises as shown by the separate meters belonging thereto and also to pay all charges for the use and maintenance of such meters PROVIDED ALWAYS that subject to the prior written consent of the Landlord such consent not to be unreasonably withheld and to all approvals being obtained by the Tenant from the relevant authorities the water sub-meter will be installed in the Demised Premises by Tenant at his own cost.
USE OF PREMISES	(7)	At all times to use the Demised Premises for the purpose of sales and marketing and for no other purpose whatsoever.
ACCEPTANCE OF EXISTING CONDITIONS	(8)	The Tenant shall accept the Demised Premises in its existing state and condition including the structural, mechanical and electrical-specification(s) of the Demised Premises.
TO SUBMIT INFORMATION ON USE AND WASTE WATER DISCHARGE	(9)(i)
		To submit all information and details on the use of the Demised Premises as stipulated in Clause 2(7) hereof and waste water discharge originating from the Demised Premises, to the Sewerage Department and other relevant Government and statutory bodies or authorities for consideration and clearance in writing before undertaking such use and discharge.
TO INSTALL ADDITIONAL PLUMBING & SANITARY WORKS	(ii)
		Subject to Clause 2(22) hereof, at his own cost and expense to install such additional plumbing and sanitary works including the installation of a water meter for such additional water supply as may be required by him. In connection therewith, the Tenant shall comply with all requirements of the Public Utilities Board including the installation, of constant flow regulators for laboratory operations and self-closing delayed action taps for toilet use rated at nor more than:
		(a) 8 litres per minute at all basins; and
		(b) 12 litres per minute at all sink taps and shower taps.

		The timing of the self-closing delayed action taps for toilet use shall be 3 seconds and 15 seconds for all basins and shower taps respectively. The Tenant shall comply with any changes made by the PUB to the above specification from time to time.
TO MAINTAIN WATER SUPPLY PIPES	(iii)	In connection with Clause 2(9)(ii), to maintain at his own cost the water supply pipes installed by the Tenant in the Demised Premises.
TO RECYCLE WATER	(iv)	To recycle at his own cost all water which is used for cooling purposes.

TO INSTALL SPRING LOADED NOZZLES	(v)	To install at his own cost spring loaded nozzles at all rubber hose except the rubber hose for fire fighting purposes.
NOT TO TAP WATER FROM UNARRANGED SOURCE	(vi)
Not to tap or use or permit to be tapped or used for any purpose whatsoever any water from any source or supply other than that arranged and paid by the Tenant in accordance with Clauses 2(6) and 2(9)(ii) hereof and in the event of each default of this covenant, to forthwith pay to the Landlord an administrative fee of Singapore Dollars Two Hundred Only (S$200) and such sums as shall be estimated by the Landlord to be the charges and outgoings attributable to such tappings or usage, and the said sums estimated by the Landlord shall be final and conclusive as to the amount due from the Tenant to the Landlord save for manifest error.
FLOOR LOADING	(10)(i)
Not to place or cause or permit or suffer to be placed any article, machinery or load in excess of 10.0 kiloNewtons per square metre and 7.5 kiloNewtons per square metre on the floor slab of the first storey and second to the fourth storeys of the Demised Premises respectively.
(ii)
Not to place or allow to be placed in the lifts of the Building any article machinery or load in excess of 1000 kilograms for the passenger lift and in excess of 2000 kilograms for the passenger cum service lift.
TO REPAIR INTERIOR, ETC	(11)(i)
To keep the interior of the Demised Premises including but not to the drains and sanitary and water apparatus and the Landlord's fixtures and fittings, if any, therein and the doors and windows thereof in good and tenantable repair and condition throughout the said term (fair wear and tear excepted) PROVIDED THAT the Tenant shall take all reasonable measures and precautions to ensure that any damage, defect or dilapidation which has been or at any time shall be occasioned by fair wear and tear shall not give rise to or cause or contribute to any substantial damage to the Demised Premises.
TO COMPARTMENTALISE	(ii)
Without prejudice to Clause 2(7) and subject to Clause 2(12) hereof, to compartmentalise and separate the office from the laboratory and, research areas, if any, to comply with fire safety regulations.

NOT TO MAKE ALTERATIONS OR ADDITIONS	(12)(i)
Not to erect any structure or to make or cause to be made any alterations in or additions to the internal construction or arrangements or in the external appearance or in the present scheme of design or decoration of the Demised Premises of any kind or description without first submitting lay-out or other plans (prepared by the relevant professional or competent person employed with the Landlord's approval at the Tenant's own cost and expense) as may be required and obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld and the relevant Governmental and statutory bodies or authorities PROVIDED THAT on the granting of such consent and without prejudice to other terms, covenants and stipulations which may be imposed:
(a)
Before the commencement of any alteration works to the Demised Premises, the Tenant shall pay the Landlord a cash deposit (hereinafter called "the reinstatement deposit") of such amount as the Landlord may deem sufficient for the reinstatement of the Demised Premises or any part of the Building to its original condition in respect of major structures erected by the Tenant which reinstatement deposit shall be repayable without interest on the determination of this tenancy subject however to an appropriate deduction for damages and costs and expenses of cleaning restoration or decoration effected by the Landlord;
		(b)	the Tenant shall not use any flammable building materials for internal partitioning;
		(c)	the Tenant shall at all times maintain at his own cost the structures, alterations or additions to the Demised Premises in good order and condition; and
		(d)	the hacking of structural concrete floors, walls or any other structural elements is not permitted except with the prior written consent from the Landlord such consent not to be unreasonably withheld.

HACKING	(ii)
No hacking of openings within the Demised Premises is allowed. The hacking of openings in or about the Demised Premises may be allowed with the prior written consent of the Landlord such consent not to be unreasonably withheld and the relevant authorities. In applying for the Landlord and the relevant authorities' approval the Tenant shall submit drawings of the openings (together with such information as the Landlord may require) duly certified by a qualified professional engineer, approved by the Landlord, that the structural integrity of the system of the Demised Premises will be maintained.
NOT TO CAUSE ELECTRICAL OR MECHANICAL INTERFERENCE, ETC	(13)(i)
Not to install or use any electrical or mechanical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage or current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Tenants, licensees or lessees of the Landlord or occupants of adjoining or neighbouring premises or inhabitants of the neighbourhood and in connection therewith, to allow the Landlord or any authorised persons at all reasonable times to inspect such installation, machine or apparatus in the Demised Premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Tenant's own cost and expense, to eliminate or reduce the interference or disturbance to the Landlord's satisfaction, if it is found by the Landlord or such authorised person that the Tenant's electrical or mechanical installation, machine or apparatus is causing or contributing to the said interference or disturbance, notwithstanding that prior written consent has been given by the Landlord for such installation.
(ii)
Without prejudice to the generality of Clause 2(13)(i) to install at his own expense a power line conditioner or voltage regulator or any additional electrical equipment to reduce or remedy any electricity current surge or voltage fluctuation that may arise.
TO INDEMNIFY THE LANDLORD	(iii)
The Tenant shall fully and effectually indemnify and keep the Landlord indemnified and hold the Landlord harmless against any and all demands claims losses damages injuries liabilities costs expenses actions or proceedings whatsoever (whether based on negligence, strict liability or other grounds) which may be made or taken against the Landlord by any person or which may be suffered by the Landlord or which may become payable by the Landlord to any person including any claims against the Landlord for consequential loss or damage or loss of profits arising from or by reason of a failure on the part of the Tenant to observe or to perform Clause 2(13)(i) above.

	(iv)
		Without prejudice to the generality of Clause 2(13)(iii) above, the Tenant shall fully and effectually indemnify and keep the Landlord indemnified against all costs incurred in any works in the Building arising from or by reason of a failure on the part of the Tenant to observe or to perform Clause 2(13)(i) above.
NO UNAUTHORISED INSTALLATIONS	(14)
		In addition to Clause 2(13), not to install or cause or permit to be installed any air-conditioning, mechanical ventilation, extractor fans, flue or any machinery, apparatus, fixtures or fittings, or extend, supplement, replace or modify the same or any existing machinery, apparatus, fixtures or fittings in or about the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld and the relevant Governmental and statutory bodies or authorities having been first obtained PROVIDED THAT:
		(a)
			prior to the commencement of all such works as shall be permitted the Tenant shall submit to the Landlord and relevant Governmental and statutory bodies for their written approval, appropriate layout and detailed plans, including design calculations, if any, and if so required, separate detailed building envelope plans and calculations on Overall Thermal Transfer Value (OTTV) of the Demised Premises;
		(b)
			all such plans and calculations shall be prepared, and all such works as shall be permitted shall be carried out by professional or competent persons as approved by the Landlord and employed by the Tenant at his own cost and expense; and
		(c)
			All debris and waste materials of whatever nature resulting from the aforesaid works shall be disposed by the Tenant in a manner prescribed by the Landlord failing which the Landlord reserves the right (without being under any obligation to do so) to dispose of the same and all costs and expenses incurred by the Landlord in this respect shall be a debt due from the Tenant to the Landlord and shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof.
ELECTRICAL INSTALLATIONS	(15)
		To install electrical switch board wirings and equipment to the Demised Premises including the following electrical protective devices, all at the Tenant's own cost and expense, subject to the prior approval in writing of the Landlord such approval not to be unreasonably withheld:

(a) Overcurrent protective devices in the Landlord's Switch Room;
(b) Overcurrent and earth-leakage protective devices in the Demised Premises;
PROVIDED THAT—
(i) the Tenant shall submit 4 sets of "electrical single-line diagram' of the Demised Premises wirings for the approval in writing of the Landlord prior to the actual installation of the wiring; and
(ii) it shall be the responsibility of the Tenant to keep all or any of the aforesaid switch board wirings, equipment and devices installed by the Tenant in good condition at all times.
TO INSTALL EXIT LIGHTINGS, ETC	(16)
To install where necessary and at the Tenant's own cost and expense to maintain exit lightings and exit signs at staircases, exit passage ways and the exits of the Demised Premises in accordance with the requirements of the Building Control Division and other relevant Governmental and statutory bodies or authorities.
	(17)	Subject to Clauses 2(13) and 2(14) and without prejudice to the generality of the same, the Tenant shall, at his own cost and expense to:
AIR-CONDITIONING INSTALLATION	(i)	install an air-conditioning package unit including any wiring fixtures and fittings thereof to air-condition the Demised Premises;
THERMAL INSULATION	(ii)
if the whole of the Demised Premises or any part thereof is without prejudice to Clause 2(7), permitted to be used as a laboratory, computer/control room, coldroom or for purposes requiring low temperature or 24 hours air-conditioning with resulting moisture condensation on the external walls, ceilings, or floors, or within the Demised Premises, install adequate thermal insulations to the external walls, floors and ceilings provided that prior to such installation, the Tenant shall obtain the Landlord's approval in writing such approval not to be unreasonably withheld for the proposed thermal insulation method.

FIRE PROTECTION INSTALLATION	(18)
Without prejudice to the generality of Clause 2(13) and 2(14), the Tenant shall at his own cost and expenses, carry out such modification work on the existing fire alarm installations, wirings, fixtures, fittings and other fire-fighting equipment in the Demised Premises as shall be necessary to suit the Tenant's operations, including the installation of a 13 Amp. power switch socket outlet immediately adjacent to the charger of the battery of the alarm-system if so required and, additional wirings, fixtures, fittings and other fire-fighting equipment, and connections of the fixtures to the Landlord's common fire-alarm system, to the satisfaction of the Landlord PROVIDED THAT:
(a)
the Tenant shall, prior to the commencement of the modification work, submit to the Landlord for his approval 4 copies of the fire alarm drawings of the Demised Premises, indicating the existing fixtures, fittings and other fire-fighting equipment, the proposed modifications, and the layout of the Tenant's machinery and apparatus;
(b)
the Tenant shall ensure that the existing fire-alarm installations, wirings, fixtures, fittings and other firefighting equipment and any additional wirings, fixtures, fittings and other fire-fighting equipment installed by the Tenant in the Demised Premises are serviced monthly and are at all times in good condition and in proper working order;
(c)
the Tenant shall pay all fees in connection with such connections, servicing and maintenance works and all fees payable to the Singapore Fire Service in connection therewith including but not limited to fees for the attendance of any false alarm which is traced back to the fire-alarm system in the Demised Premises;
(d)
any item of replacement required for the effective maintenance of the fire-alarm wirings, fixtures and fittings shall be subject to the prior written approval of the Landlord such approval not to be unreasonably withheld and the items so replaced shall be of a quality and operational characteristic similar to the existing items approved by the Landlord. The Tenant shall replace any items of dissimilar quality and operational characteristic found in use;

		(e)	the Tenant shall not remove or replace or cause or permit or suffer to be removed or replaced the one-hour fire rated doors leading to the research area(s);
		(f)	the Tenant shall properly seal or cause to be properly sealed with materials approved by the Fire Safety Bureau all accesses or uncovered openings for ducting works.
TO PROVIDE ACCESS TO FIRE-FIGHTING INSTALLATIONS	(19)	At all times to provide sufficient access passageways to all fire-fighting installations and equipment.
SPECIALIST WARRANTIES	(20)
		Not to do or permit to be done any act, matter or thing in or on the Demised Premises or the Building or any part thereof which may in any way affect or render void any warranties or guarantees provided by specialist contractors to the Landlord for specialist products and works in respect of the Building or any part thereof, copies of which warranties and guarantees are available at the office of the Landlord for the Tenant's information PROVIDED ALWAYS THAT in the event any damage is caused to such specialist products and works by any activities traceable to the Tenant or to the Demised Premises thereby rendering void or otherwise in any way affecting the rights of the Landlord which any warranties or guarantees provided by the specialist contractors, the Tenant shall be solely responsible and liable for all costs and expenses incurred in rectifying, remedying and making good any such damage, including all costs and expenses incurred in the provision of additional warranties, if any.

TO PERMIT ENTRY TO VIEW CONDITION	(21)
		To permit the Landlord, his agents, servants and surveyors, with or without workmen or others with all necessary appliances and tools to enter upon the Demised Premises or any part thereof at all reasonable times by prior notice for the purpose of viewing the Demised Premises, its condition, or state of repair, or of doing such things, works and repairs as the Landlord may consider necessary to or for the Demised Premises or to other portions of the Building not conveniently accessible otherwise than from or through the Demised Premises, including structural or external repairs or works pursuant to Clauses 3(2) and 3(3) hereof PROVIDED THAT the Landlord may serve upon the Tenant notice in writing specifying any thing, work or repairs necessary to be done which are the responsibility of the Tenant under or by virtue of any of the terms, covenants or stipulations of this Agreement and require the Tenant forthwith to execute the same and the Tenant shall pay the Landlord's reasonable costs and expenses of survey and attending the preparation of the notice and, if the Tenant shall not within ten days after the service of such notice or such other time as may be stipulated in the notice proceed diligently and in workmanlike manner with the execution of such thing, work or repairs and things in connection therewith then he shall permit the Landlord (who shall not be under any obligation so to do) to enter upon the Demised Premises and execute such thing, work or repairs and things in connection therewith and the cost and expenses thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable AND PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused directly or indirectly by any such thing, work or repairs and things in connection therewith and the Tenant shall not hold the Landlord so liable.
TO BEAR LOSSES AND DAMAGES	(22)
		To be wholly responsible for all losses and damages and to bear the full cost and expenses of repairs and reinstatement of any damaged common area, building, structure, equipment, fixture, fitting, drain, wiring and piping above and below ground level, if the cause or causes of such losses and damages can be traced directly or indirectly back to the Tenant's activities, notwithstanding that such activities are done with the consent of the Landlord.

TO REMOVE INSTALLATIONS	(23)
		In complying with Clause 2(21) hereof and if so required by the Landlord the Tenant shall remove such installation, machinery or any article as may facilitate or permit the Landlord to execute or cause to be executed the said things, repairs and works and if the Tenant shall fail to observe or perform this covenant the Landlord may remove the same or have the same removed and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant or any other person for any loss damage or inconvenience caused directly or indirectly by such removal and the Tenant shall not hold the Landlord so liable.
DISPOSAL OF WASTE	(24)
		Not to discharge, dump, leave or burn, nor to cause or permit the discharging, dumping, leaving or burning of any waste including but not limited to pollutants into surface or other drains or any watercourse or in or upon any part of the Demised Premises and/or the Building and/or the Park or the other estates of the Landlord but at the Tenant's own cost and expense to make good and sufficient provision for the safe and efficient disposal of all waste generated at the Demised Premises and/or the Building and/or the Park to the requirements and satisfaction of the Landlord and/or all relevant Governmental and statutory bodies or authorities and if the Tenant shall fail to observe or perform this covenant the Landlord may (but shall not be under any obligation to do so) without prejudice to any other rights or remedies the Landlord may have against the Tenant carry out or cause to be carried out such remedial measures as he thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenant as a debt PROVIDED AL WAYS THAT the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience directly or indirectly caused thereby and the Tenant shall not hold the Landlord so liable.
TO MAINTAIN REFUSE RECEPTACLES	(25)
		To provide and maintain refuse receptacles for litter and waste produced at the Demised Premises or in connection with the Tenant's operations, in conformity with the requirements and standards prescribed by the relevant health authorities, to keep the same out of sight of the public at all times, and to transfer or dispose of such litter and waste in suitable receptacles to such area and at such times each day as may be prescribed by the Landlord.
TO MAINTAIN GROUNDS IN GOOD CONDITION, ETC	(26)
		At all times to maintain the area, garden, grounds and passage-ways, if any, fronting or surrounding the Demised Premises in good order and condition and to the satisfaction of the Landlord and not to alter the layout thereof without the prior written consent of the Landlord such consent not to be unreasonably withheld.

TO PREVENT POLLUTION	(27)
		To take adequate measures to prevent air pollution, and to implement at the Tenant's own cost and expense measures for minimising air or other forms of pollution when requested by the Landlord or any relevant Governmental or statutory bodies or authorities.
NOT TO STORE, ETC ANYTHING OF ANY OFFENSIVE OR DANGEROUS NATURE	(28)(i)
		Not to use, load, unload, keep or suffer or permit to be used, loaded, unloaded or stored in the Demised Premises or the Building or the Park or any part thereof, any liquid, goods, material or thing of an offensive or explosive or a dangerous, corrosive, toxic or combustible nature without the prior consent in writing of the Landlord such consent not to be unreasonably withheld and the relevant Governmental and statutory bodies or authorities and to indemnify and keep indemnified the Landlord against all losses, damages, claims, costs, expenses, actions and proceedings in connection with the loading, unloading, use or storage of such goods, materials and things notwithstanding that the same is done with the consent of the Landlord.
NOT TO STORE TOXIC MATERIALS, ETC	(ii)
		Without prejudice to the generality of Clause 2(28)(i), not to store any toxic materials, liquids or things in the Demised Premises, the common areas or open yards or to carry out any process or experiment with inherent risk of escape or spillage of toxic materials, liquids or things.

ILLEGAL USE	(iii)	Not to use or permit or suffer the Demised Premises or any part thereof to be used for any illegal or immoral purpose.
NOT TO KEEP ANIMALS	(iv)
		Not to permit or to keep or allow to be kept livestock or other animals at the Demised Premises but subject to Clause 2(7) and to the prohibitions and indemnity contained in Clauses 2(28)(i) and 2(28)(ii) in so far as they are applicable, the Tenant may keep or allow to be kept in the Demised Premises such small livestock or animals as are required in the laboratory for experimental or research purposes subject to prior written approval from the Landlord such approval not to be unreasonably withheld and the relevant government authorities, if applicable.
SALE BY AUCTION	(v)	Not to effect any sale by auction in the Demised Premises or the Building or the Park.
NOT TO RENDER INSURANCES VOID OR VOIDABLE	(29)
		Not to do or permit or suffer to be done on or in the Demised Premises or the Building or the Park anything whereby any insurances of the Demised Premises, the Building or other buildings in the Park or any part thereof effected by the Landlord pursuant to Clause 3(4) hereof or otherwise may be rendered void or voidable or whereby the premium thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of this covenant without prejudice to any other rights and remedies available to the Landlord.
NUISANCE	(30)
		Not to do or permit or suffer to be done upon the Demised Premises or any part of the Building anything which is or may, or which in the opinion of the Landlord is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises or inhabitants of the Building or the Park or the neighbourhood PROVIDED ALWAYS THAT the Landlord shall not be responsible to the Tenant for any loss, damage or inconvenience as a result of any danger, nuisance, annoyance or interference whatsoever caused by the occupants of the adjoining premises or inhabitants of the Park or the neighbourhood and the Tenant shall not hold the Landlord so liable.

SIGNS, UNSIGHTLY OBJECTS	(31)
Not without the prior consent in writing of the Landlord such consent not to be unreasonably withheld to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the Demised Premises or of the interior or exterior of the windows or external walls, rails or fences thereof or in any of the passages, corridors or stairs of the Building or in or around any part of the Park any nameplate, signboard, placard, poster, advertisement, hoarding or other thing whatsoever.
NOT TO CAUSE OBSTRUCTION	(32)(i)
Not to obstruct, cause or permit any form of obstruction whatsoever whether by way of depositing or leaving any article item or thing of whatsoever nature movable or otherwise within the Demised Premises, the Building or the Park and in particular:
(a)
in or on the approaches, private roads or passage-ways or other accesses adjacent to or leading to the Building or other buildings in the Park and in particular not to leave or park or permit to be left or parked any motor vehicle or other carriages belonging to or used by the Tenant or of his friends, servants or visitors save as is left or parked in accordance with the regulations specified in Clause 2(33) below;
(b) in or on the common stairways, corridors and passageways in and of the Building or other buildings in the Park;
(c) to any fire-fighting installations and equipment in the Demised Premises, the Building or other buildings in the Park.

PROVIDED ALWAYS THAT if the Tenant shall fail to observe this covenant, the Landlord shall, without prejudice to any other rights and remedies he may have against the Tenant, have full right and liberty and absolute discretion, after having given the Tenant reasonable notice so to do and the Tenant having failed or neglected to comply with the same, to remove and clear any such obstruction, and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenant as a debt AND FURTHER PROVIDED THAT the Landlord shall not be liable to the Tenant or any other person for any loss, damage or inconvenience caused directly or indirectly by such removal and the Tenant hereby indemnifies the Landlord in relation thereto.
	(ii)	Not to carry out any works or activities or other operations of whatever nature in the areas specified in Clause 2(32)(i) above.

PARKING OF VEHICLES	(33)
		To observe all regulations made by the Landlord relating to the parking of all and any motor-vehicles or other carriages belonging to or used by the Tenant or his employees, servants, friends or visitors and to pay such parking charges as may be imposed by the Landlord.
NOT TO ASSIGN OR SUBLET	(34)(i)
		Subject to sub-clause (ii) below, not to assign, sublet, grant a licence or part with or share the possession or occupation of the Demised Premises or any part thereof or leave the Demised Premises or any part thereof vacant and unoccupied at any time during the said term.
	(ii)
		Not, without the written consent of the Landlord, to assign, sublet, grant a licence or part with or share the possession or occupation of the Demised Premises or any part thereof to one or more of the Tenant's related companies as defined in the Companies Act, Cap. 50.
NOT TO CONTRAVENE ANY WRITTEN LAW	(35)
		Without prejudice to Clause 2(7) not to do or omit or suffer to be done or omitted any act matter or thing in or on the Demised Premises and in respect of the operations, business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, by-laws, orders, rules or regulations now or hereafter affecting the same but to comply at the Tenant's own cost and expense with all such provisions and at all times hereafter to indemnify and keep indemnified the Landlord against all actions, proceedings, costs, expenses, claims, fines, losses, damages, penalties and demands in respect of any act, matter or thing done or omitted to be done in contravention of the said provisions.
CHANGE OF NAME	(36)	The tenant shall inform the Landlord in writing immediately of any change of name AND to pay the Landlord a fee for every change in name.
PERMISSION TO ENTER & VIEW	(37)
		At all times during the three (3) months immediately preceding preceding the determination of the said term to permit persons with written authority from the Landlord or the Landlord's agent at reasonable times of the day by prior notice to view the Demised Premises or any part thereof.
TO SURRENDER PREMISES	(38)
		At the determination (by expiry or otherwise) of the said term or any extension or renewal thereof to yield up the Demised Premises and all the Landlord's fixtures, fittings, fastenings and other things thereto anywhere belonging or appertaining in such good and substantial repair fair wear and tear excepted as shall be in accordance with the terms, covenants and stipulations contained in this Agreement and with the locks and keys complete.

TO REDECORATE	(39)
		In addition to Clause 2(38) and immediately prior to the determination of the said term or any extension or renewal thereof to cleanse and restore the Demised Premises in all respects to its original state and condition (fair wear and tear excepted) excepting those which have been required by the Landlord to be left intact and in situ and if required by the Landlord, to redecorate, including painting the interior thereof to the satisfaction of the Landlord PROVIDED ALWAYS THAT if the Tenant shall fail to observe or perform this covenant the Landlord may execute or cause to be executed any or all such cleaning, restoration and redecoration works and recover the costs and expenses thereof from the Tenant together with all rent and service charge and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such cleaning, restoration and redecoration were effected by the Landlord been added to the said term.
TO DISINFECT	(40)
		Immediately prior to the determination of the said term or any extension or renewal thereof to clean and disinfect the interior of the Demised Premises including but not limited to all walls, the floor, windows fittings and fixtures therein to the satisfaction of the Landlord to ensure that it is in a sanitary and hygienic condition and that it is free from any harmful contamination by any biological organisms or chemical substances that may have been used produced or stored in or brought into the Demised Premises and to dispose of any such biological organisms or chemical substance safely without causing any health hazards, any danger or injury to any person PROVIDED ALWAYS THAT if the Tenant shall fail to observe this covenant, the Landlord shall without prejudice to other rights and remedies he may have against the Tenant have full right and absolute discretion after having given the Tenant reasonable notice to do so and the Tenant having failed or neglected to comply with the same, to proceed to clean and disinfect the Demised Premises. In connection herewith, the Tenant shall permit the Landlord (who shall not be under any obligation so to do) to enter upon the Demised Premises and execute such work in and the cost and expenses thereof shall be a debt due from the Tenant to the Landlord and be recoverable from the Tenant by serving upon the Tenant in writing specifying the amount and the Tenant shall pay such amount within 7 days from the date of such notice. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused directly or indirectly by such work in connection therewith and the Tenant shall not hold the Landlord so liable.

FITTINGS & FIXTURES	(41)
		If any rent hereby reserved or any monies payable under this Agreement shall be unpaid, the Landlord may immediately prior to the determination of the said term or any renewal thereof require any fittings or fixtures (including Tenant's fixtures) in the Demised Premises to be left intact and in situ and the Landlord shall be empowered to sell or otherwise dispose of the whole or any part of such fittings and fixtures at such price and in such manner as the Landlord deems fit and to apply the proceeds of sale against any indebtedness of the Tenant to the Landlord.
INTEREST ON LATE PAYMENT	(42)
		To pay interest at the rate of 10% per annum or such higher rate as may be determined from time to time by the Landlord in respect of any outstanding amount payable under this Agreement from the date such amount becomes due until payment in full is received by the Landlord.
TO PERFORM AND OBSERVE OBLIGATIONS	(43)
		To perform and observe all the obligations other than those relating to the structure of the Demised Premises or the Landlord's fixtures which the Tenant or the Landlord of the Demised Premises may be liable to perform or observe during the said term or any extension or renewal thereof by any law, direction, order, notice or requirement of any Government or statutory bodies or authorities and if the Tenant shall fail to observe or perform this covenant the Landlord may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant for any loss damage or inconvenience caused directly or indirectly thereby and the Tenant shall not hold the Landlord so liable.
TO BEAR LOSS, ETC	(44)
		To make reasonable provision against and be responsible for all loss, injury or damage to any person or property including that of the Landlord for which the Tenant may be held liable arising out of or in connection with the occupation and use of the Demised Premises and to indemnify and keep indemnified the Landlord against all actions, proceedings, claims, fines, losses, damages, penalties, costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Tenant, his servants, contractors or agents.
TO BEAR CHARGES RELATING TO DOCUMENTS	(45)
		To pay and to indemnify and keep the Landlord indemnified for all cost, disbursements, fees and charges, legal or otherwise, including stamp and registration fees, penalties, levies, fines and other charges which may be payable or which may be paid by the Landlord in the event that the Tenant fails or refuses to make any of the aforesaid payments in due time in connection with the preparation, stamping and issue of this Agreement and any prior accompanying or future documents or deed supplementary collateral or in any way relating to this Agreement.

TO BEAR ALL OTHER CHARGES	(46)
		To pay all costs, disbursements and fees, legal or otherwise, including costs as between Solicitor and Client in connection with the enforcement of the terms, covenants and stipulations of this Agreement. For the purposes of the recovery of any sums due to the Landlord by the Tenant under this Agreement, all such sums including service charges, GST, interest and costs shall be deemed as rental and recoverable as a debt from the Tenant under the provisions of the Distress Act (Cap. 84).
NOTICE OF DAMAGE	(47)
		If any damage of whatsoever nature or description shall at any time occur or be caused to the Demised Premises and/or the Building or any part thereof, to forthwith give to the Landlord written notice of the damage.
OPERATION OF PREMISES	(48)
		Not to commence operation at the Demised Premises after the installation(s) of equipment have been completed UNTIL a final inspection of such installation(s) has been carried out and the Landlord's written approval of the same has been given by the Landlord.
INTERNAL SECURITY SYSTEM FOR TENANTS	(49)
		The Landlord shall provide a security system for the Building PROVIDED THAT the Landlord shall not be liable for any damages to the Tenant in respect of such security system, including but not limited to any interruption or failure of the system, and need only pay to the Tenant such sum as shall not exceed any compensation or amount paid to the Landlord by the supplier of such system PROVIDED ALWAYS that in the event that no compensation is received by the Landlord from such supplier, the Landlord shall not be obliged to compensate the Tenant for any loss or damage of any kind suffered by the Tenant in respect of the security system.
LANDLORD'S COVENANTS	3.	The Landlord hereby agrees with the Tenant as follows:
QUIET ENJOYMENT	(1)
		The Tenant paying the said rent and service charge hereby reserved and observing and performing the terms covenants and stipulations contained in this Agreement shall peacefully hold and enjoy the Demised Premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for him.

TO MAINTAIN STRUCTURE	(2)
		The Landlord shall subject to the proviso in Clause 2(12)(i)(c), maintain the structure of the Demised Premises PROVIDED THAT any damage thereto other than fair wear and tear and repair arising therefrom shall be charged to the account of and paid by the Tenant AND FURTHER PROVIDED THAT the Landlord shall not be liable for any loss, damage or injury suffered by the Tenant or any other person by reason directly or indirectly of the state of the Demised Premises and the Tenant hereby indemnifies and keep indemnified the Landlord against all claims, damages, actions, proceedings, costs and expenses in any way relating thereto.
TO KEEP IN SANITARY CONDITION	(3)
		The Landlord shall keep the exterior and roof of the Building and the lifts, corridors, passages, staircases, and other common conveniences intended for the use of the Tenant and the Landlord's other tenants in the Building at all times in complete repair and in proper and clean condition and the stairs and passages leading to the Demised Premises well and sufficiently lighted PROVIDED THAT the Landlord shall not be responsible for any loss, damage or inconvenience the Tenant may sustain by reason of any loss, damage or injury caused by or in consequence of any breakage of or defects in any of the pipes, wiring or other apparatus of the Landlord used in or about the Building.
TO INSURE	(4)
		The Landlord shall at all times throughout the said term keep the structure of the Building insured against loss or damage by fire and in the event of such loss or damage (unless resulting directly or indirectly from some act or default of the Tenant) to rebuild and reinstate the damaged part of the Demised Premises PROVIDED THAT it is hereby agreed and understood that the terms "loss or damage by fire" as used in this clause do not include any loss or damage caused to the Tenant's fixtures or fittings or loss due to the Demised Premises being rendered out of commission and in any such event the Landlord shall not be held liable for any such loss or damage sustained by the Tenant.
	4.	PROVIDED ALWAYS and it is expressly agreed as follows:

RIGHT OF RE-ENTRY	(1)
		If the said rent hereby reserved or any part thereof or the service charge or any other sum payable under this Agreement shall at any time remain unpaid for fourteen (14) days after becoming payable (irrespective of whether formal demand has been made or not) or if any of the terms, covenants or stipulations herein contained on the Tenant's part to be performed or observed shall not be so performed or observed or if the Tenant shall make any assignment for the benefit of its creditors or enter into any arrangement with its creditors by composition or otherwise or suffer any distress or attachment or execution to be levied against his goods or if the Tenant being an individual shall commit any act of bankruptcy or have a receiving order or an adjudicating order made against him or if the Tenant being a Company shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory then and in any of such cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of any terms, covenants or stipulations herein contained in this Agreement.
SERVICE OF NOTICE	(2)(i)
		Any notice requiring to be served hereunder or otherwise in connection with this Agreement or the tenancy hereby created shall be sufficiently served on the Tenant if the same is left addressed to the Tenant at the Demised Premises or if forwarded to the Tenant at the Demised Premises by registered post and any notice shall be sufficiently served on the Landlord if sent to the Landlord's Registered Office by registered post. A Notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.
SERVICE OF ANY DOCUMENT	(ii)
		In the event of any action or proceedings in respect of the tenancy created herein (including any action for the recovery of the said rent or service charge herein reserved) the Tenant agrees and accepts that any document which is not required by written law to be served personally shall be sufficiently served on the Tenant if addressed to him at the address specified in this Agreement or if left posted upon conspicuous part of the Demised Premises or forwarded to him by post at the principal or last known place of business of the firm or his registered or principal office of a body corporate or his last known address if an individual.

WAIVER	(3)
		No waiver expressed or implied by the Landlord of any breach of any term, covenant or stipulation on the part of the Tenant to be observed or performed shall be construed as a waiver of any other breach of the same of any other term, covenant or stipulation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained. Any acceptance of rent, service charge or other monies shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant of any of his obligations hereunder.
NOT TO BEAR LOSS, ETC	(4)
		The Landlord shall not be responsible for any loss, damage or inconvenience occasioned by the closing of the lift or lifts for repairs or any other necessary purpose or for any accidents that may occur to the Tenant or any other person using the lift.
	(5)	The Landlord shall not be liable in whatever manner including making good or paying damages to the Tenant in case of:
NOT TO BE RESPONSIBLE FOR INTERRUPTION	(i)
		any interruption in the services, if any, provided by the Landlord in the common areas by reason of repairs or maintenance of any installations or apparatus or damage thereto or by reason of mechanical or other defect or breakdown including but not limited to breakdown in electricity and water supply.
	(ii)
		any loss, injury or damage, including electrical or mechanical interference, caused by any act, omission, default, misconduct or negligence of any other tenant or occupier of the Building or its servant or employee.
	(iii)	any leakage of the piping wiring and sprinkler system in the Demised Premises or the Building and/or any defect in the structure of the Demised Premises or the Building.
NOT TO BEAR DAMAGES, ETC	(6)
		The Landlord shall be under no liability either to the Tenant or to others who may be permitted to enter or use the Demised Premises, the Building or the Park or any part thereof for accidents happening or injuries sustained or for loss of or damage to property in the Demised Premises the Building or the Park or any part thereof.
RIGHT TO LET	(7)
		The Landlord shall be entitled to let any other parts of the Building subject to any terms or conditions the Landlord may think fit and nothing herein contained shall be deemed to create a letting scheme for the Building or any part thereof and neither the Tenant nor the persons deriving title under the Tenant shall have the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement or condition entered into by any present or future Tenant.

RECEIPT OF MAIL	(8)	Letters or parcels whether registered or otherwise and telegrams or keys received by any servants of the Landlord on behalf of the Tenant will be received solely at the risk of the Tenant.
GOVERNING LAW	(9)	This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.
MARGINAL NOTES	(10)(i)
		The marginal notes hereto are inserted for convenience of reference only and shall not in any way define, limit, construe or describe the scope of intent of the clauses of this Agreement or in any way affect this Agreement.
INTERPRETATION	(ii)	In the interpretation of this agreement except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:
		(a)
			"the Landlord" shall include its successors in title and assigns employees agents representatives person or company for the time being entitled to the reversion immediately expectant on the term hereby created and where the context so admits the Landlord's employees agents and representatives;
		(b)	"person" shall be deemed to include a corporation;
		(c)
			"the Tenant" shall include, if the Tenant is an individual, his personal representative and permitted assigns, or if the Tenant is a company, its permitted assigns and successors in title and in either case where the context so admits the Tenant's employees agents licensees invitees visitors independent contractors and servants;
		(d)
			words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter genders and vice versa as the case may require; and
		(e)
			where two or more persons are included in the term "the Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.

EXCLUSION OF IMPLIED TERMS, ETC	(11)
		The covenants provisions terms and agreements herein cover and comprise the whole of the agreement between the parties hereto or their appointed agents and the parties hereto expressly agree and declare that no further or other covenants agreements provisions or terms save for those contained in the Landlord's Letter of Offer and letters supplemental thereto whether in respect of the Demised Premises or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise representation warranty or undertaking given or made by either party hereto to the other party on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived.
LIMITATION OF LIABILITY	(12)
		It is hereby agreed and acknowledged that the Landlord is entering into this Agreement in its capacity as trustee of Ascendas Real Estate Investment Trust ("A-REIT") and not in its personal capacity. As such, any liability incurred by the Landlord and any indemnity to be given by the Landlord hereunder shall be limited to the assets of A-REIT over which the Landlord has recourse.

        IN WITNESS WHEREOF the parties hereto have hereunto set their hands and/or seals the day and year first above written.

SIGNED BY		)
)
NAME	:	)
DESIGNATION	:	)	Signature
)
for and on behalf of the Landlord		)
)
BERMUDA TRUST (SINGAPORE) LIMITED		)
as trustee of Ascendas Real Estate Investment Trust		)
)
in the presence of		)
)
NAME	:	)
DESIGNATION	:	)	Signature
)
)

)
SIGNED BY		)
)
NAME	: Eric I. Blachno	)	\s\ Eric I. Blachno
DESIGNATION	: Chief Financial Officer	)	Signature
)
for and on behalf of the Tenant		)
CASCADE MICROTECH, INC.		)
)
)
Company's Stamp—N/A		)
)
)
in the presence of		)
)
NAME	: Gale Napier	)	\s\ Gale Napier
DESIGNATION	: Notary Public	)	Signature
)

TENANT—PLEASE INITIAL & PLACE YOUR COMPANY STAMP ON THE PLAN(S) ON THE NEXT PAGE(S)

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TENANCY AGREEMENT FOR RESEARCH UNIT(S) AT SINGAPORE SCIENCE PARK II